EXHIBIT 21
                                   ----------

List of Subsidiaries
--------------------


Subsidiary Name                                   State Incorporated
---------------                                   ------------------

Micro Estimating Systems, Inc.                    Wisconsin

CAM Solutions, Inc.                               Minnesota

Cimtronics, Inc.                                  Arizona

TekSoft, Inc.                                     Arizona

Tools4Mfg.com                                     Nevada

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